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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                THE GEON COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

[GEON LOGO]

                                THE GEON COMPANY

                                 NOTICE OF 2000
                         ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                THE GEON COMPANY

                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

     The Annual Meeting of Stockholders of The Geon Company will be held at The Forum Conference and Education Center, 1375 E. Ninth Street, Cleveland, Ohio at 9:00 a.m. on Wednesday, April 19, 2000. The purposes of the meeting are:

        1. To elect Directors;

        2. To reapprove The Geon Company Senior Executive Management Incentive Plan; and

        3. To consider and transact any other business that may properly come before the meeting.

     Stockholders of record at the close of business on February 23, 2000, are entitled to notice of and to vote at the meeting.

                                          For the Board of Directors

                                      /s/ Gregory L. Rutman
                                          GREGORY L. RUTMAN
                                          Secretary

March 15, 2000

                                THE GEON COMPANY

                                PROXY STATEMENT

     The Board of Directors of The Geon Company (the "Company") respectfully requests your proxy for use at the Annual Meeting of Stockholders to be held on April 19, 2000, and at any adjournments of that meeting. This Proxy Statement is to inform you about the matters to be acted upon at the meeting.

     If you attend the meeting, you may vote your shares by ballot. If you do not attend, your shares may still be voted at the meeting if you sign and return the enclosed proxy card. Shares of Common Stock of the Company represented by a properly signed card will be voted in accordance with the choices marked on the card. If no choices are marked, the shares will be voted to elect the nominees listed on pages 3 through 4, and to reapprove The Geon Company Senior Executive Management Incentive Plan described on pages 20 through 23. You may revoke your proxy before it is voted by giving notice to the Company in writing or orally at the meeting. Participants in the Company's Retirement Savings Plan will receive a separate voting instruction card. A participant must sign and return his or her card to the trustee of the plan in order to instruct the trustee on how to vote the shares held under the plan. A participant may revoke his or her voting instruction card before the trustee votes the shares held by it by giving notice in writing to the trustee.

     This Proxy Statement and the enclosed proxy card and, for participants in the Retirement Savings Plan, the voting instruction card, are being mailed to stockholders on or about March 15, 2000. The Company's headquarters are located at One Geon Center, Avon Lake, Ohio 44012. The Company's telephone number is
(440) 930-1000.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of eight directors. As of April 19, 2000, the Board of Directors will consist of seven directors, following the retirement of Mr. William F. Patient. No successor is being nominated to take his place. Each director serves for a one year term and until a successor is duly elected and qualified, subject to the director's earlier death, retirement, or resignation. The Board met ten times during the last fiscal year.

     A stockholder who wishes to suggest a director candidate for consideration by the Nominating and Governance Committee must provide written notice to the Secretary of the Company in accordance with the procedures specified in Article I, Section 9 of the Company's By-Laws. Generally, the notice must be received by the Secretary of the Company not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. The notice must set forth, as to each nominee, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on, and a brief description of any arrangement or understanding between such person and any others pursuant to which such person was selected as a nominee. The notice must set forth, as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination is being made, the name and address of, and the class and number of shares of the Company owned by, such stockholder, beneficial owner, and any other stockholders believed to be supporting such nominee.

     The seven nominees for election as directors for terms expiring in 2001 and a description of the business experience of each nominee appear below. Each of the nominees is a current member of the Board. J. Douglas Campbell and James K. Baker have been directors since 1993. Gale Duff-Bloom, D. Larry Moore and R. Geoffrey P. Styles have been directors since 1994. Thomas A. Waltermire and Farah M. Walters have been directors since 1998. William F. Patient, who has served as a director since 1993, is not seeking re-election.

                     JAMES K. BAKER, age 68, served as Chief Executive Officer of Arvin Industries, Inc.,
J. K. BAKER PHOTO    an auto parts supplier to the original equipment and replacement markets, from 1981 to 1993, and as Chairman from 1986 to February 1996. Mr. Baker also served as Vice
                     Chairman of Arvin Industries, Inc., until his retirement in April 1998. Mr. Baker serves on the Boards of Directors of Cinergy Corp., Tokheim Corp., Amcast Industrial
                     Corp., and Veridian Corp., and served as Chairman of the United States Chamber of
                     Commerce.

                     GALE DUFF-BLOOM, age 60, is President of Company Communications and Corporate Image
G. DUFF-BLOOM PHOTO  of J.C. Penney Company, Inc., a major retailer, and has served in this position since June 1999. Ms. Duff-Bloom joined J.C. Penney in 1969 and was elected Vice
                     President and Director of Investor Relations in 1988. In 1990, Ms. Duff-Bloom was
                     appointed to the positions of Senior Vice President and Associate Director of
                     Merchandising. In 1993, she was appointed Executive Vice President and Director of
                     Administration, and, in 1995, she was appointed Senior Executive Vice President and
                     Director of Personnel and Company Communications. In February 1996, Ms. Duff-Bloom
                     was appointed President of Marketing and Company Communications, and in June 1999,
                     she was appointed to her current position. Ms. Duff-Bloom serves on the Board of
                     Directors of Chase Bank of Texas. She is the most recent past Chair of The National
                     Council of the Better Business Bureau.

                     J. DOUGLAS CAMPBELL, age 58, served as President and Chief Executive Officer and a
J. D. CAMPBELL       Director of Arcadian Corporation, a nitrogen chemicals and fertilizer manufacturer,
PHOTO                until his retirement in 1997. Mr. Campbell joined Arcadian Corporation as President and Chief Executive Officer in December 1992. From 1966 until joining Arcadian
                     Corporation in 1992, Mr. Campbell held various positions with Standard Oil (Ohio)
                     and British Petroleum, most recently as Deputy Chief Executive Officer of BP
                     Chemicals.

                    D. LARRY MOORE, age 63, served as President and Chief Operating Officer of Honeywell,
D. L. MOORE PHOTO   Inc., a multinational manufacturer of controls for use in homes, buildings, industry, and space and aviation, until his retirement in 1997. In 1987, Mr. Moore became Vice
                    President of Honeywell, Inc.'s Commercial Flight Systems Group, and in 1989 he became
                    President of Honeywell, Inc.'s Space and Aviation business. In 1990, he became
                    Executive Vice President and Chief Operating Officer of Honeywell, Inc.'s Industrial
                    and Space and Aviation businesses. In April 1993, he was elected President and Chief
                    Operating Officer. Mr. Moore serves on the Boards of Directors of Reynolds Metals
                    Company, Cordant Technologies Inc., and Howmet Corporation.

                    R. GEOFFREY P. STYLES, age 69, served as Vice Chairman of the Royal Bank of Canada
R. G. P. STYLES     until his retirement in December 1987. He is currently Chairman and a Director of
PHOTO               Grosvenor International Holdings Ltd. Mr. Styles is also a Director of several Canadian corporations, including Echo Bay Mines Ltd. and Onex Corporation, and was a Director of
                    The Royal Trust Company until his retirement in March 2000.

                    THOMAS A. WALTERMIRE, age 50, is Chairman of the Board, Chief Executive Officer, and
T. A. WALTERMIRE    President. He has served as Chief Executive Officer since May 1999 and as Chairman of
PHOTO               the Board since August 1999. From February 1998 to May 1999, Mr. Waltermire served as
                    President and Chief Operating Officer of the Company. From May 1997 to February 1998,
                    Mr. Waltermire served as Executive Vice President and Chief Operating Officer and from
                    October 1993 until May 1997 as Chief Financial Officer of the Company. Mr. Waltermire
                    joined the Company as Senior Vice President and Treasurer in March 1993 just prior to the Company's initial public offering in April 1993. Prior to joining the Company, Mr.
                    Waltermire held various operating and financial positions with The B.F.Goodrich
                    Company.

                    FARAH M. WALTERS, age 55, is President and Chief Executive Officer of University
F. M. WALTERS       Hospitals Health System and University Hospitals of Cleveland, and has served in these
PHOTO               capacities since 1992. Ms. Walters joined University Hospitals in 1986. She held positions of increasing responsibility until her appointment as Chief Executive Officer in 1992. Ms. Walters is a Director of LTV Corporation, Kerr-McGee Corporation and
                    University HealthSystem Consortium in Chicago, Illinois.

COMMITTEES OF THE BOARD OF DIRECTORS; ATTENDANCE

     The present members of the Audit Committee are Ms. Duff-Bloom and Messrs. Campbell, Moore, and Styles. Mr. Styles serves as Chairperson of the Committee. The Audit Committee meets with appropriate Company financial and legal personnel and independent public accountants to review the internal controls of the Company and its financial reporting. The Audit Committee recommends to the Board of Directors the appointment of the independent public accountants to serve as auditors in examining the corporate accounts of the Company. The Audit Committee met four times during the last fiscal year.

     The present members of the Compensation Committee are Mss. Duff-Bloom and Walters and Messrs. Baker and Moore. Ms. Duff-Bloom serves as Chairperson of the Committee. The Compensation Committee reviews and approves compensation and benefits afforded the executive officers and highly-compensated personnel of the Company. The Committee also has oversight responsibilities for all broad-based compensation and benefit programs of the Company. The Compensation Committee met five times during the last fiscal year.

     The present members of the Nominating and Governance Committee are Ms. Duff-Bloom and Messrs. Baker and Campbell. Mr. Campbell serves as Chairperson of the Committee. The Nominating and Governance Committee recommends to the Board of Directors candidates for nomination as directors of the Company. The Nominating and Governance Committee is also authorized to recommend to the Board of Directors a successor to the Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer, if any, of the Company and, together with the Chief Executive Officer, to plan and monitor the development of candidates for executive personnel positions reporting to the Chief Executive Officer. The Nominating and Governance Committee met three times during the last fiscal year.

     The present members of the Environmental, Health, and Safety Committee are Messrs. Campbell, Moore, Patient, and Styles. Mr. Moore serves as Chairperson of the Committee. The Environmental, Health, and Safety Committee exercises oversight with respect to the Company's environmental, health, and safety policies and practices and its compliance with related laws and regulations. The Environmental, Health, and Safety Committee met twice during the last fiscal year.

     The present members of the Financial Policy Committee are Ms. Walters and Messrs. Baker, Patient, and Styles. Mr. Baker serves as Chairperson of the Committee. The Financial Policy Committee reviews the policies underlying the Company's financial planning to assure adequacy and soundness of the Company's capital plans, reviews proposed major financing activities prior to action by the Board of Directors, and reviews methods under consideration by the Company for financing proposed major investments prior to action by the Board of Directors. The Financial Policy Committee met twice during the last fiscal year.

     During the last fiscal year, each incumbent Director attended at least 75% of the meetings of the Board of Directors and of the Committees on which he or she served.

COMPENSATION OF DIRECTORS

     The Company pays Directors unaffiliated with the Company an annual retainer of $25,000, quarterly in arrears, and annually grants to such Directors unrestricted stock under the 1999 Incentive Stock Plan equal to $15,000. The Company grants the stock quarterly and determines the number of shares to be granted by dividing the dollar value by the arithmetic average of the high and low stock price on the last trading day of each quarter. The Company also pays fees of $1,000 for each Board and Committee meeting attended. In addition, the Chairperson of each Committee receives a fixed annual retainer of $3,000. The Company reimburses Directors for their expenses associated with each meeting attended.

     The Company grants each new Director who is not an employee of the Company at the time of his or her initial election or appointment as a Director an option to acquire 5,000 shares of Common Stock. Each Director receives an annual Director option to acquire 1,500 shares of Common Stock upon re-election to the Board, effective as of the date of the Annual Meeting.

     Each Director who is not an employee of the Company may defer payment of all or a portion of his or her compensation as a Director under the Company's Non-Employee Directors' Deferred Compensation Plan (the "Directors' Deferred Compensation Plan"). A Director may defer the compensation as cash or elect to have it converted into Common Stock of the Company (at a rate equal to 125% of the cash compensation amount). Deferred compensation, whether in the form of cash or Common Stock, is held in trust for the participating Directors. Interest earned on the cash amounts and dividends on the Common Stock accrue for the benefit of the participating Directors. The Company encourages Directors to defer at least 50% of their fees into Common Stock of the Company.

     The Company will eliminate the existing Director retirement program as to each unaffiliated Director who is elected at the 2000 Annual Meeting of Stockholders. The Company will compensate these Directors for their accrued service by buying out the current actuarial value of their retirement plan benefits of 10% of their annual retainer for each full and partial year of service. The Company will pay the computed value into the Directors' Deferred Compensation Plan in Common Stock of the Company at a rate equal to 125% of the cash compensation amount.

                           OWNERSHIP OF COMMON STOCK

     The following table shows the number of shares of Common Stock beneficially owned on February 23, 2000 (including options exercisable within 60 days of that date) by each of the Directors and nominees, each of the executive officers named in the Summary Compensation Table on page 13, and by all Directors and executive officers as a group.

                                                               NUMBER OF
                            NAME                               SHARES(1)
                            ----                               ---------
James K. Baker..............................................      24,305(2)(3)
Gale Duff-Bloom.............................................      12,556(2)(3)
J. Douglas Campbell.........................................      19,023(2)(3)
Donald P. Knechtges.........................................     111,027(2)(3)
V. Lance Mitchell...........................................      30,484(2)(3)
D. Larry Moore..............................................      13,076(2)(3)
William F. Patient..........................................     462,634(2)(3)
Gregory L. Rutman...........................................     122,258(2)(3)
R. Geoffrey P. Styles.......................................      11,000(2)(3)
Thomas A. Waltermire........................................     203,896(2)(3)
Farah M. Walters............................................       6,155(3)
W. David Wilson.............................................      92,910(2)(3)
12 Directors and executive officers as a group..............   1,109,324(2)(3)

---------------

(1) Except as otherwise stated in the notes below, beneficial ownership of the shares held by each individual consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse of the individual. It includes the approximate number of shares credited to the named executives' accounts in the Company's Retirement Savings Plan, a tax-qualified defined contribution plan. No Director, nominee or executive officer, other than William F. Patient, beneficially owned on February 23, 2000, more than 1% of the outstanding Common Stock of the Company. As of that date, Mr. Patient beneficially owned approximately 1.91% of the outstanding Common Stock and the Directors and executive officers as a group beneficially owned approximately 4.50% of the outstanding Common Stock.

(2) Includes shares with respect to which the following Directors and executive officers have only sole voting power as follows: J.K. Baker, 16,305 shares;
    G. Duff-Bloom, 4,556 shares; J.D. Campbell, 11,023 shares; D.P. Knechtges, 26,727 shares; V.L. Mitchell, 15,684 shares; D.L. Moore, 5,076 shares; W.F. Patient, 80,118 shares; G.L. Rutman, 41,158 shares; R.G.P. Styles, 3,000 shares; T.A. Waltermire, 81,956 shares; F.M. Walters, 1,155 shares; W.D. Wilson, 30,477 shares; and the Directors and executive officers as a group, 317,235 shares. With respect to Ms. Duff-Bloom and Messrs. Baker, Campbell, and Moore, these shares are held under the Directors' Deferred Compensation Plan.

(3) Includes shares the individuals have a right to acquire on or before April 23, 2000, as follows: each of the Directors upon the exercise of director options, 8,000 shares, with the exception of Ms. Walters who has the right to acquire 5,000 shares and Mr. Waltermire who is not eligible to receive director options, D.P. Knechtges, 84,300 shares; V.L. Mitchell, 14,800 shares; W.F. Patient, 382,516 shares; G.L. Rutman, 81,100 shares; T.A. Waltermire, 121,940 shares; W.D. Wilson, 62,433 shares; and the Directors and executive officers as a group, 792,089 shares.

     The following table shows certain information with respect to all persons who, as of February 23, 2000, were known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock of the Company based on information provided in Schedule 13G filings with the Securities and Exchange Commission (the "Commission"):

FMR Corp. ............................................       3,036,300(1)           12.81%
82 Devonshire Street
Boston, Massachusetts 02109

Harris Associates L.P.................................       2,026,750(2)            8.54%
Harris Associates, Inc.
Two North LaSalle Street
Suite 500
Chicago, Illinois 60602-3790
     Harris Associates Investment Trust...............                (2)
     Two North LaSalle Street Suite 500
     Chicago, Illinois 60602-3790

J.P. Morgan & Co. Incorporated........................       1,500,075(3)             6.3%
60 Wall Street
New York, New York 10260

Mellon Financial Corp.................................       2,001,627(4)            8.44%
One Mellon Bank Center
500 Grant Street
Pittsburgh, Pennsylvania 15258-0001
     Boston Group Holdings, Inc.......................                (4)
     c/o Mellon Financial Corporation
     One Mellon Center
     Pittsburgh, Pennsylvania 15258
     The Boston Company, Inc..........................                (4)
     c/o Mellon Financial Corporation
     One Mellon Center
     Pittsburgh, Pennsylvania 15258
     The Boston Company, Asset Management, Inc........                (4)
     c/o Mellon Financial Corporation
     One Mellon Center
     Pittsburgh, Pennsylvania 15258

State Street Bank and Trust Company, as Trustee for
  The Geon Company Retirement Savings Plan............       2,490,755(5)            10.5%
225 Franklin Street
Boston, Massachusetts 02110

---------------

(1) As of February 11, 2000, based upon information contained in a Schedule 13G filed with the Commission. FMR Corp., as a holding company reporting on behalf of its subsidiaries, has sole voting power with respect to 12,300 of these shares and has sole dispositive power with respect to all of these shares.

(2) As of February 7, 2000, based upon information contained in a Schedule 13G filed with the Commission. Of the 2,026,750 shares beneficially owned by Harris Associates L.P. ("Harris"), as a registered investment adviser, together with Harris Associates, Inc., Harris' sole general partner, Harris has sole dispositive power with respect to 988,150 shares, shared dispositive power with respect to 1,038,600 shares and shared voting power with respect to all of these shares. Included in the 2,026,750 shares with respect to which Harris has shared voting and investment power are 956,600 shares beneficially owned by the Harris Associates Investment Trust ("Harris Trust"), through its various series. Harris Trust, a registered investment company for which Harris serves as investment adviser, shares voting and dispositive power with respect to these 956,600 shares with Harris.

(3) As of February 10, 2000, based upon information contained in a Schedule 13G filed with the Commission. J.P. Morgan & Co. Incorporated, as a holding company reporting on behalf of its subsidiaries, has sole voting power with respect to 1,139,150 of these shares and has sole dispositive power with respect to all of these shares.

(4) As of January 27, 2000, based upon information contained in a Schedule 13G filed with the Commission. Mellon Financial Corp., as a holding company reporting on behalf of its subsidiaries, has sole voting power with respect to 1,494,052 of these shares, shared voting power with respect to 160,775 of these shares, sole dispositive power with respect to 1,766,752 of these shares and shared dispositive power with respect to 212,375 of these shares. Included in the 2,001,627 are 1,578,260 (6.65% of the outstanding Common Stock of the Company) beneficially owned by its subsidiary, The Boston Company, Inc., a holding company reporting on behalf of its subsidiaries. The Boston Company, Inc. has sole voting power with respect to 83,900 of these shares and shares dispositive power with respect to 135,500 of these shares with Mellon Financial Corp.

(5) As of February 10, 2000, based upon information contained in a Schedule 13G filed with the Commission. State Street Bank and Trust Company, as Trustee for The Geon Company Retirement Savings Plan and for various collective investment funds for employee benefit plans and other index accounts, as a bank, has sole voting power with respect to 217,308 of these shares, shared voting power with respect to 2,273,447 of these shares, sole dispositive power with respect to 2,490,675 of these shares, and shared dispositive power with respect to 80 of these shares.

                             EXECUTIVE COMPENSATION

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is currently comprised of Gale Duff-Bloom, its Chairperson, James K. Baker, D. Larry Moore, and Farah M. Walters.

     The Committee's responsibilities include, but are not limited to, reviewing and approving executive compensation, including base salary, cash bonuses, and stock incentive awards for the Chief Executive Officer and all other executive officers of the Company, as well as oversight responsibilities for all broad-based compensation and benefit programs of the Company.

GENERAL COMPENSATION PHILOSOPHY

     The Committee believes that the total compensation package for executive officers should be market-based and performance-oriented, tying a significant amount of compensation to short and long-term financial and strategic objectives, including increases in stockholder value. The Committee established the following guiding principles for the Company's executive compensation program:

          - A significant portion of executive officers' total compensation will depend on the Company's annual and long-term performance, including creation of stockholder value.

          - Non-cash compensation programs will be designed to provide stock-based incentives which will encourage stock ownership by executives in order to better align stockholder and executive interests.

          - Significant ownership of Company Common Stock by executive officers will be encouraged.

EXECUTIVE COMPENSATION

BASE SALARIES

     In 1999, the Company established salaries based on salaries of comparable positions included in published surveys and a survey of a group of companies provided by the Committee's independent executive compensation consultant, Pearl Meyer & Partners, Inc. The survey prepared by Pearl Meyer & Partners, Inc. includes companies that generally compete with the Company for executive talent and from whom the Company may recruit future executives. This comparison group also includes companies from many different industries and therefore differs from the group of companies used in the performance graph appearing below under the heading "Company Stock Performance" on page 19. The companies used in the performance graph are generally the companies with which the Company competes for capital and may be considered useful and appropriate for comparing the Company's stock performance.

INCENTIVE COMPENSATION

     Deduction Limitation on Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder ("Section 162(m)") preclude a publicly-held corporation from taking a deduction for certain compensation in excess of $1 million paid or accrued with respect to certain executive officers. It is the Committee's intent that the Company's executive compensation program be designed to allow maximum possible deductibility of executive compensation by the Company.

     The Company's Senior Executive Management Incentive Plan (the "Senior Executive MIP") was originally submitted to stockholders for their approval at the 1995 Annual Meeting and is being submitted to stockholders for their reapproval at the 2000 Annual Meeting. The Senior Executive MIP provides for awards that are wholly contingent on the attainment of performance goals established by the Committee, eliminates the Committee's discretion to increase the amount of incentive awards, and provides for administration by a committee of outside directors. The Committee believes that the Senior Executive MIP has in the past satisfied and will, subject to stockholder reapproval at the 2000 Annual Meeting, continue to satisfy the Internal Revenue Service's requirements for "performance-based" compensation under Section 162(m). Under Section 162(m), performance-based compensation is not subject to the deductibility limitation under current Internal Revenue Service regulations.

     Cash and Stock Incentives. The executive officers, including the Chief Executive Officer, are eligible annually to receive bonus awards, consisting of restricted stock or a combination of both restricted stock and cash, under the Company's Senior Executive MIP, Management Incentive Plan ("MIP"), or 1999 Incentive Stock Plan. Each year the Committee establishes performance measures to be used to determine an appropriate payout, if any, under the Senior Executive MIP and the MIP. Target awards, stated as a percentage of salary, are determined by the Committee at the beginning of the plan year, although the Committee retains the discretion to reduce such award depending on an executive officer's (including the Chief Executive Officer) individual performance and the Company's performance in meeting established goals. The Senior Executive MIP and the MIP also establish threshold performance levels below which no incentives will be paid.

     The 1999 Incentive Stock Plan includes provisions for the award of performance-based compensation that would not be subject to the deductibility limitations. The Committee will continue to monitor its compensation policy, including compensation, if any, paid under the Senior Executive MIP, the MIP, and the 1999 Incentive Stock Plan, for deductibility under Section 162(m).

     The performance measures used for 1999 under the Senior Executive MIP and the MIP were based on Company and business-unit operating income, certain non-financial performance measures, and relative total return to stockholders, as applicable to each participant. The Company's performance exceeded threshold levels for each of the enumerated performance measures and, on average, was approximately 118% of target. This compares favorably to 1998 performance which was approximately 88% of target.

     Under the terms of the Senior Executive MIP and the MIP, as more fully described in footnote 1 to the Summary Compensation Table appearing on page 13, a mandatory deferral of 40% of any award under the Senior Executive MIP or the MIP to the executive officers, including the Chief Executive Officer, is made in the form of restricted stock awarded under the 1999 Stock Incentive Plan. Executive officers who receive awards under the Senior Executive MIP and the MIP may elect to receive the balance of any such award in the form of restricted stock, so that up to 100% of any award under the Senior Executive MIP or the MIP may be paid in the form of restricted stock. To the extent that any award is paid in the form of restricted stock, that payment is enhanced by a 25% premium, i.e., for every $100 otherwise payable under the Senior Executive MIP to an executive, $125 worth of restricted stock is awarded to that executive. With respect to 1999 awards to executive officers under the Senior Executive MIP and MIP, approximately 52% of those awards were paid in the form of restricted stock.

     In 1998, the Committee granted long-term performance awards under the 1998-2000 Long-Term Incentive Plan. Under the 1998-2000 Long-Term Incentive Plan, the Committee granted to executive officers incentive awards in the form of Time-Vested Options, Performance Shares and Challenge Grant Stock Appreciation Rights ("SARs"). Time-Vested Options are stock options that will vest December 31, 2003, unless accelerated based upon the stock price performance of the Company. Performance Shares are awards of Common Stock based upon the Company's three-year performance ending December 31, 2000, relative to targets approved by the Committee for cumulative normalized earnings per share and relative total shareholder return. Such awards may be 0% to 200% of established targets. Challenge Grant SARs are SARs that will vest only upon the achievement of certain stock prices at specified times. The 1998-2000 Long-Term Incentive Plan is intended to align the interests of the executive officers with those of the Company and its stockholders and to encourage superior performance over time.

CHIEF EXECUTIVE OFFICER

     Mr. Patient received an incentive award of $310,000 in recognition of his performance in the transformation of the Company in 1999 as well as the smooth transition of the leadership of the Company to Mr. Waltermire.

     Mr. Waltermire received a salary increase effective upon his becoming Chief Executive Officer in May 1999. The Committee based the increase upon its review of Mr. Waltermire's existing compensation arrangements, compensation of chief executive officers of companies comparable to the Company, and the performance of Mr. Waltermire and the Company.

     Mr. Waltermire participates in the Senior Executive MIP under similar terms and conditions as other executive officers and as described above. Based on Company performance, including record earnings, and a review of Mr. Waltermire's individual performance, Mr. Waltermire received an award of $440,000 under the Senior Executive MIP. This award represents approximately 91% of his salary. As more fully described in footnote 1 to the Summary Compensation Table appearing on page 13, 100% of this amount was deferred in the form of restricted stock.

                         THE COMPENSATION COMMITTEE OF
                             THE BOARD OF DIRECTORS

                              Gale Duff-Bloom, Chairperson
                              James K. Baker
                              D. Larry Moore
                              Farah M. Walters

February 3, 2000

     The following table sets forth the compensation received for the three years ended December 31, 1999 by the Company's Chief Executive Officer and the persons who were at December 31, 1999 the four other most highly paid executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                                                                             ----------------------------------
                                               ANNUAL COMPENSATION                  AWARDS            PAYOUTS
                                       -----------------------------------   ---------------------   ----------
                                                                   OTHER                  OPTIONS/      LTIP         ALL
                                                                  ANNUAL     RESTRICTED     SARS      PAYOUTS       OTHER
           NAME AND                                               COMPEN-      STOCK       (# OF       (# OF       COMPEN-
      PRINCIPAL POSITION        YEAR     SALARY      BONUS(1)    SATION(2)   AWARDS(3)    SHARES)    SHARES)(4)   SATION(5)
      ------------------        ----   ----------   ----------   ---------   ----------   --------   ----------   ---------
William F. Patient, Former      1999    $384,615     $310,000     $46,314     $    -0-    $    -0-    $    -0-     $37,397
Chairman of the Board and       1998     623,269      500,000      53,570      253,000     105,000      10,921      61,397
Chief Executive Officer(6)      1997     580,000      350,000      79,639          -0-      36,000         -0-      51,100
Thomas A. Waltermire,           1999     522,576      550,000      40,553          -0-         -0-         -0-      57,693
Chairman of the Board,          1998     390,192      270,000      46,360          -0-     202,446       4,100      36,372
Chief Executive Officer         1997     298,173      182,500      39,736          -0-      11,700         -0-      26,151
and President(6)
W. David Wilson                 1999     241,154      214,500      25,068          -0-         -0-         -0-      23,432
Vice President, Chief           1998     219,231      130,900      26,475          -0-      96,402       1,628      18,998
Financial Officer               1997     177,952       91,300       5,739          -0-       4,000         -0-      16,264
Donald P. Knechtges,            1999     239,711      187,000      35,462          -0-         -0-         -0-      22,964
Senior Vice President,          1998     232,115      137,500      59,243          -0-      96,402       3,546      41,647
Technology and Business         1997     222,500      114,400      30,330          -0-       9,800         -0-      37,942
Development
V. Lance Mitchell,              1999     239,038      174,375      64,335          -0-         -0-         -0-      22,742
Vice President, General         1998     213,654      140,625      20,030          -0-      96,402       1,470      19,510
Manager, Compounds              1997     154,610       72,300       5,456          -0-       6,300         -0-      11,904
Gregory L. Rutman,              1999     229,231      176,000      33,394          -0-         -0-         -0-      21,339
Vice President, General         1998     209,423      114,400      50,810          -0-      96,402       3,093      40,022
Counsel and Secretary           1997     195,000       87,750      35,196          -0-       7,000         -0-      36,660

---------------

(1) The $310,000 payment to Mr. Patient in 1999 represents an incentive award he received in recognition of his performance in the transformation of the Company in 1999. All other amounts in this column represent the aggregate bonus payments to the named executive under the Senior Executive MIP or the MIP for 1999, 1998 and 1997. The Senior Executive MIP and the MIP provided that a minimum of 40% of the named executives' bonus awards, if any, under the plan would be paid in the form of restricted stock awarded under the Company's incentive stock plans. The participant may also elect to receive all or any portion of the balance in the form of restricted stock. For each $1 of the bonus amount paid in the form of restricted stock, $1.25 worth of restricted stock is awarded. The portion of the award, if any, not paid in restricted stock is paid in cash. Under the terms of the restricted stock award, the restricted stock awarded may not be transferred for the three-year period following the date of award. In the event a participant leaves the employ of the Company prior to the lapse of the restrictions (other than by reason of death, disability or retirement), the participant will forfeit up to 100% of the 25% premium received in respect of the award. The amount of cash (including payments in respect of fractional shares) and the market value and number of the shares of restricted stock received by the named executive officers, respectively, in respect of the 1999 bonus payments for each of the named executive officers is as follows: T.A. Waltermire, $13 and $549,987 (16,988 shares); W.D. Wilson, $118,019 and $97,481 (3,011 shares); D.P. Knechtges, $102,013 and $84,984 (2,125 shares); V.L. Mitchell, $77,509 and $96,866 (2,992 shares); and G.L. Rutman, $96,001 and $79,999 (2,471 shares). For 1998, such amounts were as follows: W.F. Patient, $9 and $499,991 (21,390 shares); T.A. Waltermire, $19 and $269,981 (11,550 shares); W.D. Wilson, $71,411 and
    $59,489 (2,545 shares); D.P. Knechtges, $74,995 and $62,505 (2,674 shares);
    V.L. Mitchell, $62,505 and $78,119 (3,342 shares); and G.L. Rutman, $62,414 and $51,986 (2,224 shares). For 1997, such amounts were as follows: W.F. Patient, $6 and $349,994 (14,973 shares); T.A. Waltermire, $11 and $182,489
    (7,807 shares); W.D. Wilson, $49,809 and $41,491 (1,775 shares); D.P.
    Knechtges, $62,414 and $51,986 (2,224 shares); V.L. Mitchell, $49,018 and
    $23,283 (1,122 shares); and G.L. Rutman, $39,013 and $48,737 (2,085 shares).

(2) For 1999, amounts include tax gross-ups on personal benefits as follows:
    W.F. Patient, $19,792; T.A. Waltermire, $15,602; W.D. Wilson, $9,548; D.P.
    Knechtges, $13,065; V.L. Mitchell, $15,310; and G.L. Rutman, $12,606. For 1998, amounts include tax gross-ups on personal benefits as follows: W.F. Patient, $14,566; T.A. Waltermire, $12,591; W.D. Wilson, $8,205; D.P.
    Knechtges, $15,811; V.L. Mitchell, $6,900; and G.L. Rutman, $13,818. For 1997, amounts include tax gross-ups on personal benefits as follows: W.F. Patient, $32,909; T.A. Waltermire, $15,447; W.D. Wilson, $1,741; D.P.
    Knechtges, $12,284; V.L. Mitchell, $0; and G.L. Rutman, $9,548.

(3) In 1998, William F. Patient was awarded 11,000 shares of restricted stock and 105,000 options in lieu of participation in the Company's 1998-2000 Long-Term Incentive Plan. Except as described in footnote 1, there were no other awards of restricted stock in 1999, 1998 or 1997 to the named executive officers other than those awarded under the Senior Executive MIP or MIP.

(4) Amounts for 1998 represent the number of shares paid out to the named executive on January 1, 1998 in respect of performance shares awarded to the named executive in 1995 under the Company's 1995-1997 Long-Term Incentive Plan. The number of shares awarded was based on the Company's achievement of performance objectives specified under such plan for the three-year period ended December 31, 1997, and are net of withholding taxes.

(5) Amounts for 1999 represent, respectively, the Company's cash contributions on behalf of the named executives to the Company's Retirement Savings Plan, amounts accrued under a benefit restoration plan providing for benefits in excess of the amounts permitted to be contributed under the Retirement Savings Plan (and amounts accrued with respect to the Senior Executive MIP and MIP), and premium payments by the Company under a split dollar life insurance program as follows: W.F. Patient, $9,600, $27,797, and $0; T.A. Waltermire, $9,600, $13,364, and $0; W.D. Wilson, $9,600, $13,832, and $0;
    D.P. Knechtges, $9,600, $13,364, and $0; V.L. Mitchell, $9,600, $13,142, and
    $0; and G.L. Rutman, $9,600, $11,739, and $0. For 1998, such amounts are as follows: W.F. Patient, $9,600, $51,797, and $0; T.A. Waltermire, $9,600,
    $26,772, and $0; W.D. Wilson, $9,600, $9,398, and $0; D.P. Knechtges,
    $9,600, $11,071, and $20,976; V.L. Mitchell, $9,600, $9,910, and $0; and
    G.L. Rutman, $9,600, $7,802, and $22,620. For 1997, such amounts were as follows: W.F. Patient, $9,000, $42,100, and $0; T.A. Waltermire, $9,000,
    $17,151, and $0; W.D. Wilson, $9,500, $6,764, and $0; D.P. Knechtges,
    $9,000, $7,966, and $20,976; V.L. Mitchell, $9,500, $2,404, and $0; and G.L.
    Rutman, $9,500, $4,540, and $22,620.

(6) Mr. Patient served as Chief Executive Officer until May 1999, and as Chairman of the Board until August 1999. Mr. Waltermire began serving as Chief Executive Officer in May 1999 and as Chairman of the Board in August 1999.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                                  VALUE OF
                                                             NUMBER OF          UNEXERCISED
                                                            UNEXERCISED         IN-THE-MONEY
                                                            OPTION/SARS         OPTIONS/SARS
                                                             AT FY-END           AT FY-END
                                                           (# OF SHARES)          ($) (2)
                       SHARES ACQUIRED                    ---------------   --------------------
                         ON EXERCISE     VALUE REALIZED    EXERCISABLE/         EXERCISABLE/
        NAME            (# OF SHARES)       ($) (1)        UNEXERCISABLE       UNEXERCISABLE
        ----           ---------------   --------------   ---------------   --------------------
W. F. Patient........      44,783           $672,591       382,516/35,000   $  4,530,075/415,625
T. A. Waltermire.....      14,075             99,267      119,091/205,295    1,491,112/2,440,015
W. D. Wilson.........       4,094             36,985        61,533/97,302      808,259/1,156,136
D. P. Knechtges......      10,000            172,500        81,901/98,801      968,469/1,175,061
V. L. Mitchell.......           0                  0        13,300/97,902      113,225/1,163,711
G. L. Rutman.........      21,772            282,814        79,001/98,501      965,919/1,171,224

---------------

(1) Represents the difference between the option exercise price and the last sale price of a share of Common Stock as reported on the New York Stock Exchange on the date prior to exercise.

(2) Based on the last sale price of a share of Common Stock of $32 1/2 as reported on the New York Stock Exchange on December 31, 1999. The ultimate realization of profit, if any, on the sale of Common Stock underlying the option is dependent upon the market price of the shares on the date of sale.

RETIREMENT PENSIONS

     The Company has in effect a pension plan for salaried employees which provides pensions payable at retirement to each eligible employee. The plan makes available a pension which is paid from funds provided through contributions by the Company and contributions by the employee, if any, made prior to 1972. The amount of an employee's pension depends on a number of factors including Final Average Earnings ("FAE") and years of credited service to the Company. The following chart shows the annual pension amounts currently available to employees who retire with the combinations of FAE and years of credited service shown in the chart, which should be read in conjunction with the notes following the chart. As of January 1, 1989, the plan generally provides a benefit of 1.15% of FAE times all years of pension credit plus 0.45% of FAE in excess of covered compensation times years of pension credit up to 35 years. In addition, employees who were actively at work on December 31, 1989, may receive an additional pension credit of 4 years (up to a maximum of 24 years) of pension credit. Benefits become vested after 5 years of service.

                               PENSION PLAN TABLE

                                  YEARS OF CREDITED SERVICE
             --------------------------------------------------------------------
  FINAL             15                   20             25        30        35
 AVERAGE     -----------------   ------------------   -------   -------   -------
 EARNINGS      (1)       (2)       (1)        (2)
----------   -------   -------   --------   -------
$  100,000   $21,768   $27,573   $ 29,025   $34,830   $36,281   $43,537   $50,793
$  200,000    45,768    57,973     61,025    73,230    76,281    91,537   106,793
$  300,000    69,768    88,373     93,025   111,630   116,281   139,537   162,793
$  400,000    93,768   118,773    125,025   150,030   156,281   187,537   218,793
$  500,000   117,768   149,173    157,025   188,430   196,281   235,537   274,793
$  600,000   141,768   179,573    189,025   226,830   236,281   283,537   330,793
$  700,000   165,768   209,973    221,025   265,230   276,281   331,537   386,793
$  800,000   189,768   240,373    253,025   303,630   316,281   379,537   442,793
$  900,000   213,768   270,773    285,025   342,030   356,281   427,537   498,793
$1,000,000   237,768   301,173    317,025   380,430   396,281   475,537   554,793
$1,100,000   261,768   331,573    349,025   418,830   436,281   523,537   610,793
$1,200,000   285,768   361,973    381,025   457,230   476,281   571,537   666,793
$1,300,000   309,768   392,373    413,025   495,630   516,281   619,537   722,793
$1,400,000   333,768   422,773    445,025   534,030   556,281   667,537   778,793

---------------

(1) Assumes actively employed January 1, 1990 and after.

(2) Includes an additional 4 years of service applicable to pre-January 1, 1990 employees.

(3) The pension plan uses either a "final average earnings" formula or a "service credit" formula to compute the amount of an employee's pension, applying the formula which produces the higher amount. The above chart was prepared using the FAE formula, since the service credit formula would produce lower amounts than those shown. Under the FAE formula, a pension is based on the highest four consecutive calendar years of an employee's earnings. Earnings include salary, overtime pay, holiday pay, vacation pay, and certain incentive payments including annual cash bonuses, but exclude awards under long-term incentive programs and the Company match in the Company savings plans. As of December 31, 1999, final average earnings for the individuals named in the Summary Compensation Table were as follows:
    W.F. Patient -- $842,548.20; T.A. Waltermire -- $495,533.80; D.P.
    Knechtges -- $319,096.22; W.D. Wilson -- $258,219.14; G.L. Rutman --
    $279,807.73; and V.L. Mitchell -- $247,005.80.

(4) In computing the pension amounts shown, it was assumed that an employee would retire at age 65 and elect to receive a five year certain and continuous annuity under the pension plan and that the employee would not elect any of the available "survivor options," which would result in a lower annual pension. Pensions are not subject to any reduction for Social Security or any other offset amounts.

(5) As of December 31, 1999, the six executive officers named in the cash compensation table had the following years of credited service under the pension plan or subsidiary plans or supplemental agreements: W.F. Patient, 10 years, 2 months; T.A. Waltermire, 25 years, 6 months; W.D. Wilson,

    21 years, 11 months; D.P. Knechtges, 34 years, 6 months; V.L. Mitchell, 10 years, 7 months; and G.L. Rutman, 25 years, 2 months.

(6) W. F. Patient became vested in benefits immediately and earned an additional benefit equal to 1.6 percent of his final average annual earnings for each year with the Company. These additional benefits are payable under an unfunded, non-qualified supplemental plan.

(7) Benefits shown in the chart that exceed the level of benefits permitted to be paid from a tax-qualified pension plan under the Code, and certain additional benefits not payable under the qualified pension plan because of certain exclusions from compensation taken into account thereunder, are payable under an unfunded, non-qualified supplemental pension plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Commission. Executive officers, directors and greater than 10% stockholders are required by Commission rules to furnish the Company with copies of all forms they file. Based solely on its review of the copies of such forms received by the Company and written representations from certain reporting persons, the Company believes that, during fiscal year 1999, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were satisfied except as follows: Mr. Waltermire failed to file Form 5 reports for 1995, 1996 and 1999 concerning a total of 28 transactions in which he gifted an aggregate of 670 Company shares to charity.

MANAGEMENT CONTINUITY AGREEMENTS

     The Company has entered into management continuity agreements (the "Continuity Agreements") with certain employees, including all of the executive officers named in the Summary Compensation Table. The purpose of the Continuity Agreements is to encourage the individuals to carry out their duties in the event of the possibility of a "change of control" of the Company. The Continuity Agreements do not provide any assurance of continued employment unless there is a change of control. The Continuity Agreements generally provide for a two-year period of employment commencing upon a change of control, which generally is deemed to have occurred if: (i) any person becomes the beneficial owner of 20% or more of the combined voting power of the Company's outstanding securities (subject to certain exceptions), (ii) there is a change in the majority of the Board of Directors of the Company, (iii) certain corporate reorganizations occur where the existing stockholders do not retain more than 60% of the common stock and combined voting power of the outstanding voting securities of the surviving entity, or (iv) there is stockholder approval of a complete liquidation or dissolution of the Company.

     The Continuity Agreements generally provide for the continuation of employment of the individuals in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change of control and with the same benefits and level of compensation, including average annual increases. If the individual's employment is terminated by the Company or its successor for reasons other than "cause" or is terminated voluntarily by the individual for "good reason" (in each case as defined in the Continuity Agreements), generally the individual would be entitled to receive:

(i) compensation for a period of up to three years, commencing at the individual's base salary rate in effect at the time of the termination and including average annual increases thereafter, (ii) the continuation of all employee benefits and perquisites, and (iii) a lump sum equal to the total of
(A) up to three times the individual's annualized incentive compensation, which shall be equal to the greater of that paid with respect to the calendar year prior to such termination or the "target incentive amount" (as defined in the Continuity Agreements) for the year of the change of control or the year of termination and (B) up to three times the "calculated market value" of the "restricted stock" and "performance stock" awarded to the individual in the Company's most recent "plan cycle" (in each case as defined in the Continuity Agreements). The Continuity Agreements also provide for a tax gross-up for any excise tax due under the Code for any payments or distributions made under the agreements.

COMPANY STOCK PERFORMANCE

     Following is a graph which compares the five-year cumulative return from investing $100 on December 31, 1994, in each of shares of the Common Stock of the Company, the S&P 500 index, and the S&P Chemicals index, with dividends assumed to be reinvested when received. The S&P Chemicals index includes a broad range of chemical manufacturers. Because of the relationship of the Company's business within the chemical industry, it is felt that comparison with this broader index is also appropriate.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                                TO SHAREHOLDERS
                DECEMBER 30, 1994 TO DECEMBER 31, 1999 [CHART]

                                                    THE GEON COMPANY              S&P CHEMICALS                  S&P 500
                                                    ----------------              -------------                  -------
12/30/94                                                $   100                     $   100                     $   100
12/29/95                                                $ 90.75                     $130.53                     $137.54
12/31/96                                                $ 74.65                     $169.52                     $169.09
12/31/97                                                $ 90.99                     $209.31                     $225.48
12/31/98                                                $ 91.71                     $195.85                     $289.93
12/31/99                                                $131.94                     $232.45                     $350.93

            PROPOSAL TO REAPPROVE THE GEON COMPANY SENIOR EXECUTIVE
                           MANAGEMENT INCENTIVE PLAN

SUMMARY

     The purpose of this proposal is to reapprove The Geon Company Senior Executive MIP. Awards under the Senior Executive MIP are intended to qualify as performance-based compensation under Section 162(m) of the Code.

DISCUSSION

     The Senior Executive MIP was originally approved by stockholders at the 1995 Annual Meeting. Under Section 162(m), plans such as the Senior Executive MIP must be reapproved by stockholders every five years. On February 3, 2000, the Compensation Committee adopted the Senior Executive MIP as amended and the Board of Directors recommended that the Senior Executive MIP be reapproved by the stockholders at the 2000 Annual Meeting. A copy of the Senior Executive MIP as amended is attached as Exhibit A to this Proxy Statement and the following summary of the material terms of the Senior Executive MIP is qualified in its entirety by reference to that Exhibit.

     Section 162(m) of the Code provide that certain employee compensation for years beginning after December 31, 1993 in excess of $1,000,000 will not be deductible for federal income tax purposes. Section 162(m), however, enumerates certain types of compensation which will not be subject to the $1,000,000 limitation, including "performance-based" compensation. Among other requirements, 162(m) requires that in order for compensation to qualify as performance-based, the material terms of the compensation and the performance goals on which payment of such compensation is conditioned must be disclosed to and approved by the stockholders before payment is made.

     The Company's Senior Executive MIP and the performance goals thereunder must be reapproved by stockholders in order for the awards under the existing Senior Executive MIP to qualify as "performance-based" compensation under
Section 162(m). In the event that stockholders do not reapprove the Senior Executive MIP, no awards will be made under the Senior Executive MIP, although other incentive awards may be paid in the future at the discretion of the Compensation Committee.

     The objective of the Senior Executive MIP is to make incentive awards to key executives under guidelines set by the Compensation Committee without limiting the Company's ability to deduct that expenditure for federal income tax purposes. If reapproved by the stockholders, the Senior Executive MIP will be effective for the fiscal year that began on January 1, 2000 and for each fiscal year thereafter until terminated.

     The Compensation Committee will administer the Senior Executive MIP. The Compensation Committee is authorized to interpret the Senior Executive MIP and to establish and maintain guidelines necessary or desirable for its administration. The Compensation Committee may delegate to the Chief Executive Officer or other officers authority to perform such functions, including administrative functions. The Compensation Committee will retain exclusive authority to determine matters relating to awards to the Chief Executive Officer and other key executive personnel that are intended to qualify as perform-ance-based compensation under Section 162(m) of the Code. The Senior Executive MIP will remain in effect until terminated by the Compensation Committee.

     Participation in the Senior Executive MIP will be available to key executive personnel selected by the Compensation Committee who have the potential to influence significantly and positively the performance of the Company.

     To be eligible for participation in any particular year during the term of the Senior Executive MIP (a "Plan Year"), a key executive must have assumed the duties of an incentive-eligible position and have been selected for participation in the Senior Executive MIP within 90 days of the commencement of the applicable Plan Year. Notwithstanding these requirements, the Compensation Committee may make awards to the following employees without complying with the timing and other related limitations set forth in the Senior Executive MIP:

          - any eligible employee whom the Compensation Committee determines is not a covered employee (a "covered employee" is an officer whom the Compensation Committee deems likely to have compensation in a given Plan Year which would be non-deductible by the Company under Section 162(m) if the Company did not comply with the provisions of such section), and

          - newly hired or promoted executives

     During each Plan Year, participants will be assigned to an incentive category based on organizational level, business unit or function, and potential impact on Company results. Each incentive category will be assigned a corresponding level of incentive opportunity, stated as a percentage of base salary (up to a maximum of 200%), that will be available to the participant (an "Incentive Percentage"). With respect to covered employees, unless the Compensation Committee specifies otherwise, the base salary upon which the Incentive Percentage is based will be the base salary in effect at the time the Compensation Committee establishes the Incentive Percentage. The Compensation Committee will approve category assignments for each plan participant within 90 days of the commencement of the applicable Plan Year. In determining category assignments other than that of the Chief Executive Officer, the Compensation Committee will consider the recommendations of the Chief Executive Officer.

     The Compensation Committee will use measures of Company performance for each Plan Year ("Performance Measures") to determine the performance goal targets ("Performance Targets"). If the Compensation Committee so determines, a Performance Target may include a minimum threshold performance level, a maximum performance level, and one or more intermediate performance levels or ranges, with target award levels or ranges that correspond to the respective performance levels or ranges included in the Performance Target. The Performance Measures will include one or more of the following, as determined by the Compensation Committee for each Plan Year: (i) total return to stockholders, (ii) cash flow,
(iii) return on equity, (iv) Company created income (for example, due to Company initiated cost reductions or productivity improvements), (v) sales growth, (vi) earnings and earnings growth, (vii) return on assets, (viii) stock price, (ix) earnings per share, (x) market share, (xi) customer satisfaction, (xii) safety and/or environmental performance, (xiii) electronic commerce performance, and
(xiv) specific measures related to other forms of marketing or sales (the last two Performance Measures are in addition to those previously included in the Senior Executive MIP). The Compensation Committee will determine the actual Performance Measures and the Performance Targets within 90 days of the commencement of each applicable Plan Year.

     The Compensation Committee will weight the Performance Measures each year to reflect their relative importance to the Company in the applicable Plan Year. The weightings may vary from year to year and will determine the portion of the target incentive amount allocated to each Performance Measure.

     The amount of the incentive award available to a participant under the Senior Executive MIP will be the product of the participant's salary and the Incentive Percentage, as adjusted. The amount will be adjusted to reflect the weightings assigned to the Performance Measures with respect to which the Performance Targets were met. If the Compensation Committee established more than one level or range of performance for any Performance Target, the amount will also be adjusted to reflect the level or range of performance achieved. The maximum annual dollar award paid to any participant for any one Plan Year will be $2,000,000 (the Senior Executive MIP previously had a $1,000,000 maximum). No awards will be paid under the Senior Executive MIP if none of the Performance Targets is achieved.

     Notwithstanding the amount of any available incentive award under the Senior Executive MIP, the Compensation Committee may, in its discretion, reduce or eliminate the amount of any incentive award actually paid to any participant based on individual performance or otherwise. In no event may the Compensation Committee increase the amount of any available incentive award to a covered employee provided for under the Senior Executive MIP.

     Promptly following the end of each Plan Year, the Compensation Committee will meet to certify achievement by the Company of the Performance Targets for the applicable Plan Year and, if such goals have been achieved, to review management recommendations and approve actual awards under the Senior Executive MIP. In a manner conforming to applicable regulations under Section 162(m) and prior to payout of each award granted to a covered employee, the Compensation Committee shall certify in writing that the Performance Targets relating to the award and other material terms of the award upon which payout was conditioned have been satisfied.

     Awards will be paid as soon as practicable after the Performance Targets for the applicable Plan Year have been certified by the Compensation Committee. The Compensation Committee may determine, within 90 days of the commencement of the applicable Plan Year, that a portion of the participant's award will be paid in the form of the Company's restricted stock or stock equivalent units. Participants will also have the opportunity, within 120 days of the commencement of the applicable Plan Year, to elect additional optional deferrals so that they may receive up to 100% of their award, if any, as restricted stock or stock equivalent units. Any award paid as restricted stock or stock equivalent units will be enhanced with a 25% "premium", i.e. for every $100 deferred, the participant will receive $125 in restricted stock or stock equivalent units. The Company will determine the restrictions on the restricted stock or stock equivalent units at the time awards are approved in accordance with the provisions of the Company's 1999 Incentive Stock Plan or any successor plans thereto. Any portion of a participant's award not paid as restricted stock or stock equivalent units will be paid in cash. Notwithstanding other provisions in the Senior Executive MIP, the Compensation Committee may determine to pay out portions of the award that otherwise would be payable as restricted stock or stock equivalent units in cash (without payment of any "premium") in any circumstance deemed appropriate by the Compensation Committee.

     The Senior Executive MIP contains a provision providing that upon a "change in control" (as defined in the Senior Executive MIP) of the Company each participant in the Senior Executive MIP shall be entitled to an interim payment. The interim payment (determined with reference to the number of months elapsed during the Plan Year until the change in control) shall be based upon the greater of the payments, if any, under the Senior Executive MIP for the year prior to the year in which the change in control occurs or the incentive opportunity in effect for the year in which the change in control occurs (assuming all Performance Targets were achieved at the maximum performance level). Any such interim payment shall be offset against any later payment to which a participant is entitled under the Senior Executive MIP in the Plan Year in which the change in control occurred. Under the current regulations, any such payment would, however, be subject to Section 162(m).

     The Senior Executive MIP may be amended by the Compensation Committee to the extent required in order to comply with the provisions of Section 162(m).

     The Board believes that reapproval of the Senior Executive MIP will benefit the Company and its stockholders by enabling the Company to continue to attract and retain outstanding key executive employees who can contribute to the strong performance of the Company without limiting the Company's ability to deduct compensation awarded under the Senior Executive MIP for federal income tax purposes.

     The Board recommends a vote "FOR" reapproval of the Senior Executive MIP. Reapproval of the Senior Executive MIP requires the affirmative vote of the holders of at least a majority of the votes cast (including abstentions) on this proposal.

                              INDEPENDENT AUDITORS

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP's examination of the Company's consolidated financial statements and records for the year ended December 31, 1999.

                                    GENERAL

                             VOTING AT THE MEETING

     Stockholders of record at the close of business on February 23, 2000, are entitled to vote at the meeting. On that date, a total of 23,864,222 shares of Common Stock were outstanding. Each share is entitled to one vote.

     Holders of shares of Common Stock have no cumulative voting rights. Directors are elected by a plurality of the votes of shares present, in person or by proxy, and entitled to vote on the election of directors at a meeting at which a quorum is present. The affirmative vote of a majority of the shares of Common Stock represented and voting, in person or by proxy, at any meeting of stockholders at which a quorum is present is required for action by stockholders on any matter, including the ratification of the appointment of independent auditors, unless the vote of a greater number of shares or voting by classes or series is required under Delaware law.

     Votes may be cast in favor of or withheld from each nominee in the election of directors. Votes that are withheld will be excluded entirely from the vote and will have no effect. Brokers holding shares in street name that do not receive instructions are entitled to vote on the election of directors. Under Delaware law, a broker nonvote will have no effect on the outcome of the election of directors.

     If any of the nominees listed on pages 3 through 4 becomes unable or declines to serve as a director, each properly signed proxy card will be voted for another person recommended by the Board of Directors. However, the Board has no reason to believe that this will occur.

     The Board of Directors knows of no other matters that will be presented at the meeting. However, if other matters do properly come before the meeting, the persons named in the proxy card will vote on these matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

     Any stockholder who wishes to submit a proposal to be considered for inclusion in next year's Proxy Statement should send the proposal to the Company addressed to the Secretary of the Company so that it is received on or before November 15, 2000. The Company suggests that all proposals be sent by certified mail, return receipt requested.

     The Company's proxies for the 2001 Annual Meeting of Stockholders will confer discretionary authority to vote on any matter if the Company does not receive timely written notice of such matter in accordance with Section 9 of
Article I of the Company's By-Laws. In general, Section 9 provides that, to be timely, a stockholder's notice must be delivered to the principal executive offices of the Company not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting.

     The Company's 2000 Annual Meeting of Stockholders will be held on April 19, 2000. Sixty days prior to the first anniversary of the 2000 Annual Meeting will be February 18, 2001, and 90 days prior to the first anniversary of such meeting will be January 19, 2001. For business to be properly requested by a stockholder to be brought before the 2001 Annual Meeting of Stockholders, the stockholder must comply with all of the requirements of Section 9, not just the timeliness requirements set forth above.

PROXY SOLICITATION

     The Company is making this proxy solicitation and will bear the expense of preparing, printing, and mailing this Notice and Proxy Statement. In addition to requesting proxies by mail, officers and regular employees of the Company may request proxies by telephone or in person. The Company has retained Morrow & Co., Inc., 445 Park Avenue, New York, NY 10022, to assist in the solicitation for an estimated fee of $5,000 plus reasonable expenses. The Company will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. The Company will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

     The Company's Annual Report to Stockholders, including consolidated financial statements for the year ended December 31, 1999, is being mailed to stockholders of record with this Proxy Statement.

                                          For the Board of Directors
                                          The Geon Company

                                      /s/ Gregory L. Rutman
                                          Gregory L. Rutman, Secretary
March 15, 2000

March 15, 2000

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at The Forum Conference and Education Center, 1375 E. Ninth Street, Cleveland, Ohio, at 9:00 a.m. on Wednesday, April 19, 2000.

The Notice of Annual Meeting of Stockholders and the Proxy Statement describe the matters to be acted upon at the meeting.

Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to mark your choices on the attached proxy card and to sign, date, and return it in the envelope provided. If you decide to vote in person at the meeting, you will have an opportunity to revoke your and vote personally by ballot.

IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK THE BOX PROVIDED ON THE PROXY
CARD.

We look forward to seeing you at the meeting.

THOMAS A.WALTERMIRE
Chairman of the Board,
Chief Executive Officer
and President

                             Detach Proxy Card Here
                             -                    -

--------------------------------------------------------------------------------

    The Board of Directors recommends a vote FOR the Director nominees listed in
Item 1 and FOR the reapproval of the Senior Executive Management Incentive Plan in Item 2

1. ELECTION OF DIRECTORS       FOR all nominees   [ ]   WITHHOLD AUTHORITY to vote        [ ]       *EXCEPTIONS     [ ]
   term to expire at next      listed below             for all nominees listed below.
   Annual Meeting.

Nominees: James K. Baker, Gale Duff-Bloom, J. Douglas Campbell, D. Larry Moore, R. Geoffrey P. Styles, Thomas A. Waltermire,
          and Farah M. Walters.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

 * Exceptions:
                -------------------------------------------------------------------------------------------------------------------
 2. Reapproval of The Geon Company Senior Executive Management Incentive Plan       In their discretion, the Proxies are authorized
                                                                                    to vote upon such other business as may properly
                                                                                    come before the meeting or any adjournment
                                                                                    thereof and matters incident to the conduct of
                                                                                    the meeting.
    FOR    [ ]          AGAINST     [ ]         ABSTAIN     [ ]
                                                                                    Change of Address and   [ ]   I Will Attend  [ ]
                                                                                    or Comments Mark Here         the Meeting

                                                                                          Please sign exactly as the name appears
                                                                                          hereon.When shares are held by joint
                                                                                          tenants, both should sign. When signing
                                                                                          as attorney, executor, administrator,
                                                                                          trustee or guardian, please give full
                                                                                          title as such. If a corporation, please
                                                                                          sign in full corporate name by President
                                                                                          or other authorized officer and affix
                                                                                          corporate seal. If a partnership,
                                                                                          please sign in partnership name by
                                                                                          general partner.

                                                                                          Dated:                            , 2000
                                                                                                 ---------------------------
                                                                                                                             (SEAL)
                                                                                          ----------------------------------
                                                                                                        Signature
                                                                                                                             (SEAL)
                                                                                          ----------------------------------
                                                                                               Signature if held jointly

                                                                                          Votes MUST be indicated          X
 Please mark, sign, date and return this proxy promptly using the enclosed envelope.      (x) in Black or Blue ink.


                               PLEASE DETACH HERE
                 You Must Detach This Portion of the Proxy Card
               -  Before Returning it in the Enclosed Envelope  -

--------------------------------------------------------------------------------

                                THE GEON COMPANY

                                      PROXY

                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 19, 2000

   This Proxy is Solicited on Behalf of the Corporation's Board of Directors

     The undersigned hereby appoints Thomas A. Waltermire and Gregory L. Rutman, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side, all shares of Common Stock of The Geon Company held of record by the undersigned on February 23, 2000, at the Annual Meeting of Stockholders to be held on April 19, 2000, or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS AND "FOR" THE REAPPROVAL OF THE SENIOR EXECUTIVE MANAGEMENT INCENTIVE PLAN. The shares represented by this Proxy will be voted as specified on the reverse side. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF NOMINEES SPECIFIED IN ITEM 1, and "FOR" THE REAPPROVAL OF THE SENIOR EXECUTIVE MANAGEMENT INCENTIVE PLAN IN ITEM 2.

                     (Continued and to be dated and signed on the reverse side.)

                                               THE GEON COMPANY
                                               P.O. BOX 11343
                                               NEW YORK, N.Y. 10203-0343

                                   EXHIBIT A

                                THE GEON COMPANY

                   SENIOR EXECUTIVE MANAGEMENT INCENTIVE PLAN

     1. PURPOSE. The Geon Company Senior Executive Management Incentive Plan (the "Senior Executive MIP") has been established to provide opportunities to certain key executive personnel to receive incentive compensation as a reward for high levels of performance above the ordinary performance standards compensated by base salary, and for their contributions to strong performance of the Company. The Senior Executive MIP is designed to provide a competitive level of performance-based incentive compensation when all relevant performance objectives are achieved.

     2. ADMINISTRATION. The Senior Executive MIP will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is authorized to interpret the Senior Executive MIP and to establish and maintain guidelines necessary or desirable for the administration of the Senior Executive MIP. Decisions and determinations of the Committee shall be binding on all persons claiming rights under the Senior Executive MIP. The Committee may delegate to the Chief Executive Officer or other officers, subject to such terms as the Committee shall determine, authority to perform such functions, including administrative functions, except that the Committee shall retain exclusive authority to determine matters relating to awards to the Chief Executive Officer and other key executive personnel that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code").

     3. ELIGIBILITY.

     (a) Participation in the Senior Executive MIP will be limited to those key executive personnel selected by the Committee who have the potential to influence significantly and positively the performance of the Company.

     (b) To be eligible for participation in any particular year during the term of the Senior Executive MIP (a "Plan Year"), a key executive must have assumed the duties of an incentive-eligible position and have been selected for participation in the Senior Executive MIP within 90 days of the commencement of the applicable Plan Year. The foregoing and other provisions of the Plan notwithstanding, the Committee may select any eligible employee who the Committee determines is not a "covered employee" in a given Plan Year to receive an award under the Plan without complying with the timing and other limitations set forth in Sections 3(b), 4(b), 5 and 8(a). The Committee may also make awards to newly hired or newly promoted executives without compliance with such timing and other limitations, which awards may be based on performance during less than the full Plan Year. For purposes of the Plan, a "covered employee" means an officer who the Committee deems likely to have compensation for the Plan Year which would be non-deductible by the Company under Code Section 162(m) if the Company did not comply with the provisions of Code Section 162(m) and the regulations thereunder with respect to such compensation.

     4. PARTICIPANT CATEGORIES; TARGET AWARD LEVELS.

     (a) For each Plan Year, each participant will be assigned to an incentive category based on organizational level, business unit or function, and potential impact on Company results. Each incentive category will be assigned a corresponding target level of incentive opportunity ("Incentive Percentage") stated as a percentage of base salary (up to a maximum of 200%) that will be available to the participant upon achievement of the Performance Targets (as hereinafter defined) for the respective Performance Measures (as hereinafter defined) for the applicable Plan Year. In the case of a covered employee, unless the Committee specifies a separate maximum award amount that may be earned, the base salary upon which the Incentive Percentage is based will be that in effect at the time the Committee establishes the Incentive Percentage.

     (b) Category assignments for each Plan Year will be approved by the Compensation Committee within 90 days of the commencement of the applicable Plan Year. In determining category assignments other than that of Chief Executive Officer, the Committee will consider the recommendations of the Chief Executive Officer of the Company.

     5. PERFORMANCE MEASURES AND TARGETS

     (a) Within 90 days of the commencement of each applicable Plan Year, the Committee shall determine the performance goal targets ("Performance Targets") applicable to the measures of Company and/or business unit performance ("Performance Measures") which must be achieved in order for awards to be paid under the Senior Executive MIP. If the Committee so determines, a Performance Target may include a minimum threshold performance level, a maximum performance level, and one or more intermediate performance levels or ranges, with target award levels or ranges that will correspond to the respective performance levels or ranges included in the Performance Target. The Performance Measures will include one or more of the following, as determined by the Committee for each Plan Year: (i) total return to stockholders, (ii) cash flow, (iii) return on equity, (iv) Company created income (for example, income due to Company initiated cost reductions or productivity improvements), (v) sales growth, (vi) earnings and earnings growth, (vii) return on assets, (viii) stock price, (ix) earnings per share, (x) market share, (xi) customer satisfaction, (xii) safety and/or environmental performance, (xiii) electronic commerce performance, and
(xiv) specific measures related to other forms of marketing or sales. The foregoing terms shall have any reasonable definitions that the Committee may specify.

     (b) The Performance Measures selected by the Committee for each Plan Year will be weighted by the Committee to reflect their relative importance to the Company in the applicable Plan Year. The weightings of the Performance Measures shall also be determined by the Committee within 90 days of the commencement of each applicable Plan Year.

     6. CERTIFICATION OF ACHIEVEMENT. Promptly following the end of each Plan Year the Committee will meet to certify achievement by the Company of the Performance Targets for the applicable Plan Year and, if such goals have been achieved, to review management recommendations and approve actual awards under the Senior Executive MIP. The Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to payout of each award granted to a covered employee, that the Performance Targets relating to the award and other material terms of the award upon which payout was conditioned have been satisfied.

     7. DETERMINATION OF AWARDS. The amount of incentive awards available for payment to a participant under the Senior Executive MIP will be the product of the participant's salary and the Incentive Percentage, adjusted to reflect the weightings assigned to the Performance Measures with respect to which the Performance Targets were met and further adjusted, in the case of any Performance Target for which the Committee determined more than one level or range of performance, to reflect the level or range of performance achieved; provided that the maximum annual dollar award (after giving effect to the 25% premium for restricted stock deferrals provided for in Section 8) paid to any participant for any one Plan Year will be $2,000,000. No awards will be paid under the Senior Executive MIP if none of the Performance Targets is achieved. Notwithstanding the amount of any available incentive award under the Senior Executive MIP, the Committee may, in its discretion, reduce or eliminate the amount of any incentive award actually paid to a participant based on individual performance or otherwise. In no event may the Committee increase the amount of any available incentive award to a covered employee provided for under the Senior Executive MIP.

     8. PAYMENT OF AWARDS.

     (a) Awards will be paid as soon as practicable after approval by the Committee. The Committee may determine, within 90 days of the commencement of the applicable Plan Year, that a portion of the participant's award will be paid in the form of restricted stock or stock equivalent units (the "Basic Deferral"). Participants will also have the opportunity to elect, within 120 days of the commencement of the applicable Plan Year, additional optional deferrals so that they may receive up to 100% of their award, if any, as restricted stock or stock equivalent units.

     (b) Any award paid as restricted stock or stock equivalent units will be enhanced with a 25% "premium", i.e. for every $100 deferred, the participant will receive $125 in restricted stock or stock equivalent units. Restrictions on the restricted stock or stock equivalent units will be determined by the Committee at the time awards are approved in accordance with the provisions of the Company's Incentive Stock Plan. The number of shares of restricted stock to be delivered or stock equivalent units to be credited to a participant in respect of his or her incentive award under the Senior Executive MIP shall be determined by dividing the dollar amount of the incentive award (after giving effect to the 25% premium for restricted stock deferrals) under the Senior Executive MIP by the fair market value of one share of the Company's common stock on the first business day of the year immediately succeeding the Plan Year in respect of which the incentive award is made.

     (c) For purposes of the Senior Executive MIP, fair market value of one share of stock shall be the mean of the high and low prices of the Company's common stock on the relevant date (or, if no sale was made on such date, then on the next preceding date on which such a sale was made) on the composite tape reporting transactions in securities listed on The New York Stock Exchange. If the Company's common stock is not listed on The New York Stock Exchange, the fair market value of one share of stock shall be as determined by the Committee.

     (d) Any portion of a participant's award not paid as restricted stock or stock equivalent units will be paid in cash. Other provisions of this Section 8 notwithstanding, the Committee may determine to pay out portions of the award that otherwise would be payable as restricted stock or stock equivalent units in cash (without payment of any "premium") in any circumstance deemed appropriate by the Committee.

     9. OTHER PROVISIONS.

     (a) No awards under the Senior Executive MIP are to be considered earned until received.

     (b) Awards to participants who serve in incentive-eligible positions for less than a full year, or who within a year serve in two or more positions that are of significantly different size, may be adjusted on a pro rata basis.

     (c) Neither the adoption of the Senior Executive MIP nor its submission to the stockholders for approval shall be construed as creating any limitations on the power of the Board of Directors or Committee to adopt such other incentive arrangements, apart from the Senior Executive MIP, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

     10. PAYMENT UPON CHANGE IN CONTROL.

     (a) Anything to the contrary notwithstanding, within five days following the occurrence of a "Change in Control" (as defined in Attachment A hereto), the Company shall pay to each participant an interim lump-sum cash payment (the "Interim Payment") with respect to his or her participation in the Senior Executive MIP. The amount of the Interim Payment shall equal the product of the number of months, including fractional months, that have elapsed until the occurrence of the Change in Control in the calendar year in which the Change in Control occurs and one-twelfth of the greater of (i) the amount most recently paid to each participant for a full calendar year, or (ii) the level of incentive opportunity for each participant in effect prior to the Change in Control for the calendar year in which the Change in Control occurs assuming that all Performance Targets were achieved at the maximum performance level, in each case under the terms of the Senior Executive MIP.

     (b) The Interim Payment shall not reduce the obligation of the Company to make a final payment under the terms of the Senior Executive MIP, but any Interim Payment made shall be offset against any later payment required to be made under the terms of the Senior Executive MIP for the Plan Year in which a Change in Control occurs. In no event shall any participant be required to refund to the Company, or have offset against any other payment due any participant from or on behalf of the Company, all or any portion of the Interim Payment.

     11. AMENDMENT; TERM OF THE SENIOR EXECUTIVE MIP.

     (a) The Senior Executive MIP may be amended by the Committee to the extent required in order to comply with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder regarding "performance-based" compensation.

     (b) The Senior Executive MIP will, subject to stockholder approval at the 1995 Annual Meeting, be effective for the year beginning January 1, 1995 and remain in effect thereafter until terminated by the Committee. The material terms of the Senior Executive MIP will be subject to reapproval at the 2000 Annual Meeting, in accordance with the regulations under Section 162(m). In the event shareholders do not reapprove such material terms, no awards will thereafter be paid under the Senior Executive MIP for any Plan Year subsequent to 1999.

                                  ATTACHMENT A

                                THE GEON COMPANY

                   SENIOR EXECUTIVE MANAGEMENT INCENTIVE PLAN

DEFINITION OF "CHANGE IN CONTROL"

For purposes of the Senior Executive Management Incentive Plan, "Change in Control" shall mean:

- The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A),
   (B) and (C) of the third paragraph below; provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Outstanding Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 20% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person's acquisition; or

- individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

- The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation ("Business Combination") excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries, in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

- approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.